Exhibit 99.4

                                      Major Long-Term Contracts


Seller                                      Location              Capacity (MW)       Expiration
Midwest Generation, LLC  . . . . . . . . . Various in Illinois        9,460               2004
Kincaid Generation, LLC . . . . . . . . . .Kincaid, Illinois          1,108               2012
Tenaska Georgia Partners, LP . . . . . . . Franklin, Georgia            900               2029
Tenaska Frontier, Ltd . . . . . . . . . . .Shiro, Texas                 830               2020
Others . . . . . . . . . . . . . . . . . . Various                    3,715            2002 to 2022
                                                                    -------
    Total                                                            16,013
-------------------------

Excludes contracts under 500 MWs.  These contracts total approx. 1,000 MWs.




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                                      AmerGen Generation Assets

The following table includes the net generation capacity of, and other information about, the stations that we own through AmerGen at January 1, 2002:


                                                                          Generation              Net
                                                         No of       Primary     Dispatch       Capacity
Fuel/Technology    Station            Location           Units      Fuel Type     Type           MW (1)
---------------    -------            --------           -----       -------    ----------      --------
 Nuclear (2)
     Clinton                          Clinton, IL           1        Uranium    Base-load          933
     Oyster Creek                     Lacey Twp., NJ        1        Uranium    Base-load          630
     Three Mile Island Unit No.1      Harrisburg, PA        1        Uranium    Base-load          835
                                                                                                   ---

                                 Total                      3                                    2,398
                                 Exelon 50% ownership                                            1,199
-------------------------

(1) Capacity reflects the annual mean rating.
(2) Clinton and Oyster Creek are boiling water reactors, while TMI is a pressurized water reactor.